FOR IMMEDIATE RELEASE:

EXHIBIT 99.1

PRESS RELEASE

Taylor Devices, Inc. Receives Nasdaq Staff Deficiency Letter.

North Tonawanda, NY October 19, 2006 - Taylor Devices, Inc. (Nasdaq SmallCap: "TAYD") disclosed today that the Company received a Nasdaq Staff Deficiency Letter dated October 16, 2006.  Due to the sudden death of Board member Mr. Donald Hofmar on September 3, 2006, the Company fails to comply with the independent director and audit committee requirements for continued listing as set forth in Marketplace Rule 4350.  The Company will be provided a cure period of no later than March 3, 2007 in order to regain compliance.  The Company must submit documentation to Nasdaq, including biographies of any new directors, proving compliance with the rules no later than March 3, 2007.  Written notification of delisting will be provided by Nasdaq if the Company does not regain compliance within this period.  Management anticipates that it will be able to timely comply with Nasdaq's directive.

Taylor's website can be visited at www.taylordevices.com

Contact: Artie Regan
                Regan & Associates, Inc.
                (212) 587-3005 (phone)
                (212) 587-3006 (fax)
                ReganProxy@aol.com